EXHIBIT (a)(1)(i)
MELLANOX TECHNOLOGIES, LTD.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
TO PURCHASE ORDINARY SHARES
FOR A NUMBER OF REPLACEMENT OPTIONS ACCORDING TO AN EXCHANGE RATIO
THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 9:00 P.M. U.S. PACIFIC TIME ON APRIL 21, 2009
(6:00 A.M. ISRAELI TIME ON APRIL 22, 2009)
UNLESS THIS OFFER IS EXTENDED
     Mellanox Technologies, Ltd., which is sometimes referred to herein as the “Company,” “Mellanox,” “our,” “us” or “we,” is offering eligible employees and contractors of Mellanox Technologies, Ltd. and its majority owned subsidiary the opportunity to exchange certain outstanding options to purchase our ordinary shares for a lesser number of replacement options calculated in accordance with exchange ratios (the “Option Exchange”). We expect to grant the replacement options on the date we cancel the options accepted for exchange, which will be the first U.S. business day after the expiration of this offer. We are making this offer (the “Offer”) upon the terms and subject to the conditions set forth in this Offer to Exchange Certain Outstanding Options to Purchase Ordinary Shares for a Number of Replacement Options According to an Exchange Ratio (the “Offer Information Document”).
     Options eligible for the Option Exchange (“eligible options”) are those that:
•	have an exercise price greater than $13.65 per share; and

•	were granted under the Mellanox Technologies, Ltd. Global Share Incentive Plan (2006) (together with its Appendices, the “Global Plan”).
     You are eligible to participate in the Option Exchange only if you:
•	are an employee or contractor of Mellanox or its majority owned subsidiary on March 24, 2009 and remain an employee or contractor, as applicable, through the grant date of the replacement options;

•	reside in the United States, Israel, Argentina, India, Japan, Taiwan or the United Kingdom and continue to reside in such jurisdiction through the grant date of the replacement options, provided that if we determine that this Offer is infeasible and impractical in any such jurisdiction under local regulations, then residents of such jurisdiction shall not be eligible to participate in the Option Exchange; and

•	hold at least one eligible option on March 24, 2009.
     The outstanding options that you hold under our Global Plan give you the right to purchase our ordinary shares once you exercise those options by paying the applicable exercise price. Thus, when we use the term “option” in this Offer, we refer to the actual options you hold to purchase our ordinary shares and not our ordinary shares underlying those options.
     Exchange Ratios. The Option Exchange is intended to be value neutral. This means that we intend for the replacement options to be granted to you in exchange for your cancelled options to have the same fair value as your cancelled options. In order to ensure that the fair value of your cancelled options is preserved as much as possible, we will use exchange ratios to calculate the number of ordinary shares to be subject to the replacement options to be granted to you. The exchange ratios used for the Option Exchange were determined using the Black-Scholes option pricing model based on, among other things, the closing price per share of our ordinary shares as quoted on The Nasdaq Global Select Market on March 16, 2009 and the exercise prices of the options eligible for exchange. The number of ordinary shares subject to replacement option grants calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis. Fractional shares will not be subject to the replacement options. The table below sets forth the exchange ratio to be used based on the exercise price of your eligible options.

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		Shares Subject to
	Shares Subject to Option	Replacement Option To
Exercise Price Range	Surrendered	Be Granted
$13.66 to $16.99	1.10	1

$17.00 and above	1.21	1
     If you are eligible to participate, you must elect whether to exchange your eligible options on a grant-by-grant basis, exchanging all or none of the shares subject to any given eligible option grant. If you previously exercised a portion of an eligible option grant prior to the commencement of this Offer, only the portion of the option grant that has not yet been exercised will be eligible for exchange.
     All eligible options that we accept pursuant to the Option Exchange will be cancelled the first U.S. business day after the expiration of this Offer, currently scheduled for 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), and options elected for exchange will no longer be exercisable after that time. Based on this current schedule, the exercise price of the replacement option will be the closing price of our ordinary shares on the Nasdaq Global Select Market on April 22, 2009 (the “replacement grant date”).
     We will grant the replacement options under the Global Plan on the date that we cancel the options accepted for exchange, provided you remain our employee or contractor or an employee or contractor of our majority owned subsidiary as of such date.
     The replacement options will:
•	have an exercise price equal to the per share closing sales price of our ordinary shares as quoted on The Nasdaq Global Select Market on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States);

•	for surrendered options originally granted in 2007, be unvested and become vested and exercisable in accordance with the following schedule: one-third (1/3) of the shares subject to each replacement option will vest and become exercisable on the one-year anniversary of the replacement grant date, with the remaining shares vesting and becoming exercisable in equal monthly increments over the 24 months following the first anniversary of the replacement grant date, so that all shares subject to the replacement option will be vested and exercisable on the third anniversary of the replacement grant date; provided that local tax laws may require that you refrain from exercising your replacement options for a period of time in order to receive favorable tax treatment;

•	for surrendered options originally granted in 2008, replacement options will be unvested and become vested and exercisable in accordance with the following schedule: one-fourth (1/4) of the shares subject to each replacement option will vest and become exercisable on the one-year anniversary of the replacement grant date, with the remaining shares vesting and becoming exercisable in equal monthly increments over the 36 months following the first anniversary of the replacement grant date, so that all shares subject to the replacement option will be vested and exercisable on the fourth anniversary of the replacement grant date; provided that local tax laws may require that you refrain from exercising your replacement options for a period of time in order to receive favorable tax treatment;

•	expire 10 years from the replacement grant date, subject to earlier expiration of the option upon termination of the employment of the optionee, unless otherwise prohibited under local law; and

•	retain the same tax qualification status, to the extent permitted by applicable law. Replacement options granted to Israeli employees will be granted under the “Capital Gains Track” of Section 102 of the Israeli Income Tax Ordinance. If you accept this Offer and are subject to Israeli taxation, under current Israeli tax law and in the absence of a tax pre-ruling to the contrary, the exchange of vested surrendered options for replacement options is a taxable event and triggers an immediate tax liability. A tax pre-ruling is being sought from the Israel Tax Authority to confirm that the Option Exchange will not be treated as a taxable event and that no tax will be payable at the time of the exchange. We have also requested that the tax pre-ruling characterize part or all of the gains eventually realized from replacement options granted in exchange for eligible options that have not met the prerequisites of the Capital Gains Track (i.e., option grants made between the dates February 7, 2007 and November 6, 2008 (“Non Section 102 Qualified Grants”), which, in the absence of a special tax ruling, will be subject to taxation at marginal income tax rates) to be eligible for tax benefits under the Capital Gains Track from the replacement grant date onward; provided, however, that even if a favorable tax pre-ruling

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is granted with respect to this issue, it is expected that part of the income from some or all of the replacement options (particularly those replacement options issued in exchange for Non Section 102 Qualified Grants that have vested as of the replacement grant date) will nevertheless be classified as ordinary income and subject to National Insurance and Health Tax deductions. The tax pre-ruling, if granted, is expected to provide that replacement options granted under the Capital Gains Track to Israeli employees will be subject to a new 24-month trust holding period commencing as of the replacement grant date, which means that if you exercise your replacement option granted under the Capital Gains Track and sell the shares issued upon exercise of the replacement option after the date that is 24 months from the replacement grant date, your gains will generally be taxable as capital gains, and if you sell the shares prior to such date, the gains will be taxed as employment income. There is no assurance that a tax pre-ruling will be issued by the Israel Tax Authority, or, if issued, upon what terms. If the tax pre-ruling request is not granted or is granted on terms different than those requested, you may be liable for the tax due in connection with the exchange of options that are vested as of the replacement grant date. In such instance, your gain from the exchange will be calculated on the basis of the imputed value of the surrendered options, as determined by the Black-Scholes or similar valuation model, or as otherwise determined by the Israel Tax Authority, and such gain will be subject to tax in accordance with the provisions of Section 102 of the Israeli Income Tax Ordinance as if the surrendered option had been sold on the replacement grant date. Replacement options granted in exchange for surrendered options treated as incentive stock options for U.S. federal income tax purposes will be treated as incentive stock options to the maximum extent permitted by the U.S. Internal Revenue Code.
     Except for the new option exercise price, new vesting schedule and new expiration date, the terms and conditions of the replacement options will be substantially similar to the cancelled options under the Global Plan.
     Although our board of directors has approved this Offer, neither we nor our board of directors make any recommendation as to whether you should elect to exchange or refrain from electing to exchange your options. You must make your own decision regarding whether to elect to exchange your options.
     This Offer is not conditioned upon a minimum aggregate number of options being elected for exchange. This Offer is subject to certain conditions which we describe in Schedule A of the Offer Information Document and the terms described in this Offer.
     If the market price of our ordinary shares increases before the replacement option grant date, the replacement options that you receive in exchange for your existing options may have a higher exercise price than some or all of your existing options.
     Our ordinary shares are quoted on The Nasdaq Global Select Market under the symbol “MLNX.” On March 23, 2009, the closing sales price of our ordinary shares as quoted on The Nasdaq Global Select Market was $8.98 per share. We recommend that you obtain current market quotations for our ordinary shares before deciding whether to elect to exchange your options.
     As of March 16, 2009, eligible options outstanding under the Global Plan were exercisable for approximately 763,330 of our ordinary shares, or approximately 2.4% of the total ordinary shares outstanding as of March 16, 2009.

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IMPORTANT
     If you wish to elect to exchange your options, you must complete and submit the Election Form in accordance with its instructions, which is on our intranet site at http://portal.yok.mtl.com/system/misc/repricing.php. To participate, you must complete and submit the electronic election form no later than 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), unless the Offer is extended. You will receive a confirmation by e-mail within 48 hours of your election to participate. If your options are properly elected for exchange and accepted by us for exchange, you will receive a final confirmation notice promptly following the expiration of this Offer. The final confirmation notice will confirm that your options have been accepted for exchange and cancelled. If you have technical difficulties with this site, please contact Matthew Gloss, Vice President of Legal Affairs, to arrange an alternate mode of election (via e-mail at TenderOffer@mellanox.com).
     We are not making this Offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which this Offer or the acceptance of any election to exchange options would not be in compliance with the laws of that jurisdiction or where we determine that the exchange of options would be infeasible or impractical. However, we may, at our discretion, take any actions necessary or desirable for us to make this Offer to option holders in any such jurisdiction.
     MELLANOX HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. MELLANOX HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY MELLANOX.
     NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OR SERVICE OF MELLANOX OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OR OTHER SERVICE RELATIONSHIP OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION. THE EMPLOYMENT OR OTHER SERVICE PROVIDER RELATIONSHIP BETWEEN MELLANOX AND EACH EMPLOYEE OR OTHER SERVICE PROVIDER REMAINS “AT WILL,” SUBJECT, IN CERTAIN JURISDICTIONS, TO APPLICABLE NOTICE REQUIREMENTS.
     MELLANOX RESERVES THE RIGHT TO AMEND OR TERMINATE THE GLOBAL PLAN AT ANY TIME, AND THE GRANT OF AN OPTION UNDER THE GLOBAL PLAN OR THIS OFFER DOES NOT IN ANY WAY OBLIGATE MELLANOX TO GRANT ADDITIONAL OPTIONS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OFFER TO EXCHANGE OPTIONS IN ANY FUTURE YEAR. THE GRANT OF AN OPTION AND ANY FUTURE OPTIONS GRANTED UNDER THE PLAN OR IN RELATION TO THIS OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.

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OFFER TO EXCHANGE
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SUMMARY TERM SHEET
     The following are answers to some of the questions that you may have about the Option Exchange. We urge you to read carefully the following questions and answers, as well as the remainder of this Offer Information Document and the Election Form. Where applicable, we have included section references to the remainder of this Offer Information Document where you can find a more complete description of the topics in this question and answer summary. Because each of you is in a different financial situation, we suggest that you consult with your personal financial and tax advisors before deciding to participate in the Option Exchange. Please review this summary term sheet and the remainder of this Offer Information Document to ensure that you are making an informed decision regarding your participation in the Option Exchange.
     For your ease of use, the questions have been separated into three sections:
1.	Exchange Design.

2.	Administrative/Timing of Program.

3.	Other Important Questions.
Exchange Design
Q1. What is the Option Exchange Program?
     The “Option Exchange Program” is a one-time offer by Mellanox to allow eligible employees and contractors of Mellanox and employees of its majority owned subsidiary to exchange their outstanding options that have an exercise price greater than $13.65 per share for new options, which we refer to as replacement options. The number of replacement options that will be granted in exchange for eligible existing options will be determined by the exchange ratios described below under question 3. The replacement options will be granted on the date we cancel the options accepted for exchange, which will be the first U.S. business day after the expiration of this Offer. Except for the new option exercise price, new vesting schedule and new expiration date, the terms and conditions of the replacement options will be substantially similar to the cancelled options that were granted under the Global Plan. (See Section 1 below for additional information.)
Q2. Why are we making this Offer?
     We are making this Offer because a considerable number of our eligible employees and contractors have options with exercise prices significantly above the recent trading prices of our ordinary shares. These options were originally granted to give employees and contractors a stake in the growth and success of our Company and to provide them with an additional financial incentive to remain employees and contractors of Mellanox. This Option Exchange Program is VOLUNTARY and will allow eligible employees and contractors to choose whether to keep their existing options at existing exercise prices and vesting schedules or to exchange those options for replacement options to be granted upon the cancellation of existing options. We intend that this Option Exchange Program will enable our employees and contractors to improve their overall position in their option holdings, but this cannot be guaranteed considering the ever-present risks associated with a volatile and unpredictable stock market. By making this Offer, we intend to provide our eligible employees and contractors with the compensatory benefit of owning options that over time may have a greater potential to increase in value. In addition, we intend to create better performance incentives for our eligible employees and contractors and thereby maximize shareholder value. (See Section 2 below for additional information.)
Q3. How does the Option Exchange Program work?
     We are offering to exchange eligible outstanding options that have an exercise price greater than $13.65 per share for a predetermined number of replacement options, rounded down to the nearest whole share, based on the exchange ratios described below. The outstanding options that you hold give you the right to purchase our ordinary shares once you exercise those options by paying the applicable exercise price. Thus, when we use the term “option” in connection with this Offer, we refer to the actual options you hold to purchase our ordinary shares and not our ordinary shares underlying those options.
     Replacement options will be granted at a per share exercise price equal to the per share closing sales price of our ordinary shares as quoted on The Nasdaq Global Select Market on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States). Participating in the Option

Exchange requires an eligible employee or contractor to make a voluntary election to tender eligible options no later than 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), unless this Offer is extended, after which time such election will be irrevocable.
     The following exchange ratios for the Option Exchange (that is, how many ordinary shares subject to an existing option an employee or contractor must surrender in order to receive one ordinary share subject to a replacement option) were determined using the Black-Scholes option pricing model based on, among other things, the closing price per share of our ordinary shares as quoted on The Nasdaq Global Select Market on March 16, 2009 and the exercise prices of the options eligible for exchange. We chose to use this model to derive exchange ratios that were intended to minimize accounting costs to Mellanox while providing option holders with replacement options having approximately the same fair value as those options being exchanged. Replacement option grants calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis. Replacement options to purchase fractional shares will not be granted.

		Shares Subject to
	Shares Subject to Option	Replacement Option To
Exercise Price Range	Surrendered	Be Granted
$13.66 to $16.99	1.10	1

$17.00 and above	1.21	1
     Unless prohibited by law or applicable regulations, options accepted for exchange will be cancelled and new options granted under our Global Plan. (See Sections 1, 7 and 10 below for more information.)
Example
     To illustrate how the exchange ratios work, assume that:
(a)	You have three existing unexercised options, each for 300 shares with corresponding exercise prices of $8.23, $14.95 and $18.22.
     If you elect to participate in the Option Exchange Program:
(a)	You will only be able to elect to exchange the two existing options with exercise prices of $14.95 and $18.22.

(b)	You will not be able to exchange your existing option with an exercise price of $8.23 because the exercise price is not above $13.65 per share.
     Under these facts, the table below shows the number of options subject to each replacement option you would receive were you to participate in the Option Exchange Program:

Exercise Price of	Cancelled Shares Subject		Shares Subject to
Existing Option	to Existing Option	Exchange Ratio	Replacement Option
$14.95	300	1.10	272

$18.22	300	1.21	247

Total	600		519
     The vesting and exercisability schedules of the replacement options will be different than the vesting and exercisability schedules of the surrendered options. For surrendered options originally granted in 2007, replacement options will be unvested and become vested and exercisable in accordance with the following schedule: one-third (1/3) of the shares subject to each replacement option will vest and become exercisable on the one-year anniversary of the replacement grant date, with the remaining shares vesting and becoming exercisable in equal monthly increments over the 24 months following the first anniversary of the replacement grant date, so that all shares subject to the replacement option will be vested and exercisable on the third anniversary of the replacement grant date. For surrendered options originally granted in 2008, replacement options will be unvested and become vested and exercisable in accordance with the following schedule: one-fourth (1/4) of the shares subject to each replacement option will vest and become exercisable on the one-year anniversary of the replacement grant date, with the remaining shares vesting and becoming exercisable in equal monthly increments over the 36 months following the first anniversary of the replacement grant date, so that all shares subject to the replacement option will be vested and exercisable on the fourth anniversary of the replacement grant date. Local tax laws may require that you refrain from exercising your replacement options for a period of time in order to receive favorable tax treatment.
     We are seeking a tax pre-ruling from the Israel Tax Authority in an attempt to secure favorable tax treatment of the Option Exchange and of the replacement options; however, there is no assurance that a tax pre-ruling will be issued by the Israel Tax Authority, or, if issued, upon what terms. The tax pre-ruling, if granted, is expected to provide that replacement options granted under the “Capital Gains Track” to Israeli employees will be subject to a new 24-month trust holding period commencing as of the replacement grant date, which means that if you exercise your replacement option granted under the Capital Gains Track and sell the shares issued upon exercise of the replacement option after the date that is 24 months from the replacement grant date, your gains will generally be taxable as capital gains, and if you sell the shares prior to such date, the gains will be taxed as employment income. (See Section 15 below for additional information.)
Q4. What options are eligible for the Option Exchange?
     Options eligible for exchange are those that:
•	have an exercise price greater than $13.65 per share; and

•	were granted under the Global Plan.
     (See Section 1 below for more information.)
Q5. Who is eligible to participate in the Option Exchange?
     You are eligible to participate in the Option Exchange only if you:
•	are an employee or contractor of Mellanox or an employee or contractor of its majority owned subsidiary on March 24, 2009 and remain an employee or contractor, as applicable, through the grant date of the replacement options;

•	reside in the United States, Israel, Argentina, India, Japan, Taiwan or the United Kingdom and continue to reside in such jurisdiction through the grant date of the replacement options, provided that if we determine that this Offer is infeasible and impractical in any such jurisdiction under local regulations, then residents of such jurisdiction shall not be eligible to participate in the Option Exchange; and

•	hold at least one eligible option on March 24, 2009.
Q6. What if I leave Mellanox or change my place of residence before the replacement grant date?
     If you are no longer employed or have a contract service relationship with Mellanox or its majority owned subsidiary, whether voluntarily, involuntarily, or for any other reason before your replacement options are granted, you will not be able to participate in the Option Exchange. Also, if you change your place of residence to a country where this Offer is not being made or is not feasible or practical under local regulations, you will not be able to participate in the Option Exchange.
     ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OR CONTRACTOR OF MELLANOX OR AN ELIGIBLE EMPLOYEE OR CONTRACTOR OF ITS MAJORITY OWNED SUBSIDIARY AS DESCRIBED ABOVE ON THE REPLACEMENT OPTION GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE. YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF TERMINATION OF YOUR EMPLOYMENT OR CONTRACT SERVICE RELATIONSHIP, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT OR CONTRACT SERVICE RELATIONSHIP IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED. (See Sections 1 and 5 below for additional information.)

Q7. Why can’t Mellanox just reprice my existing options?
     In 1998, the Financial Accounting Standards Board adopted policies that create unfavorable accounting consequences for companies that reprice options. If we were simply to reprice options, our profitability would be diminished, as we would be required to recognize additional expenses against earnings on any future appreciation of the repriced options. (See Section 10 below for additional information.)
Q8. Why can’t I just be granted additional options?
     Because of the large number of options with exercise prices greater than $13.65 per share, an additional grant of new options to all option holders would have a severe negative effect on our share dilution and outstanding shares.
Q9. Why isn’t the exchange ratio set at one-for-one?
     The exchange ratios were determined using the Black-Scholes option pricing model and are based on, among other things, the per share closing sales price of our ordinary shares as quoted on The Nasdaq Global Select Market on March 16, 2009. We chose to use this model to derive exchange ratios that were intended to preserve the value of the options being exchanged while minimizing the accounting cost to Mellanox. As an eligible employee or contractor, you have the opportunity (and potential benefit) to replace your current “underwater” options with new options with an exercise price equal to the per share closing sales price of our ordinary shares as quoted on The Nasdaq Global Select Market on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside of the Untied States).
Q10. If I participate, what will happen to my exchanged options?
     Options that you elect to exchange will be cancelled on the first U.S. business day after the expiration of this Offer, as extended. Cancelled options, excluding options held by Covered Employees as defined in the Global Plan, will be returned to the Global Plan and will be available for new grants under the terms of our Global Plan. (See Section 10 below for additional information.)
Q11. What happens to eligible options that I choose not to exchange or that you do not accept for exchange?
     Eligible options that you choose not to exchange or that we do not accept for exchange remain outstanding and retain their existing terms, exercise prices and vesting schedules.
Q12. Am I eligible to receive future grants if I participate in the Option Exchange?
     We intend to continue to review our equity-based incentive programs from time-to-time. As a result of this review, we may decide to grant you additional equity incentives. Participation or non-participation in the Option Exchange is not expected to affect your eligibility for future equity or other incentives.
Q13. What are the conditions to this Offer?
     This Offer is subject to a number of conditions including the conditions described in Schedule A. This Offer is not conditioned upon a minimum aggregate of options being elected for exchange. (See Schedule A below for additional information.)
Administrative/Timing of Program
Q14. How do I participate in this Offer?
     If you currently hold outstanding options that are eligible for the Option Exchange, you will receive an e-mail with instructions on how to log into the Option Exchange website on Mellanox’s intranet. The URL for this site is http://portal.yok.mtl.com/system/misc/repricing.php.
     This site contains information about your eligible options and provides instructions on how to submit your outstanding options for exchange. To participate, you must complete and submit the electronic Election Form no later than 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), unless the Offer is extended. You will receive confirmation by e-mail within 48 hours of your election to participate. If you have technical difficulties with this site, please contact Matthew Gloss, Vice President of Legal Affairs (contact information below) to arrange an alternate mode of election:
Matthew Gloss, Vice President of Legal Affairs
e-mail: TenderOffer@mellanox.com

Q15. How do I find out the details about my existing options?
     Information on your eligible options will be provided to you with this Offer in the e-mail announcement of the Option Exchange Program. In addition, you can check your E*TRADE OptionsLink or ESOP account for the current status of your options or you may e-mail your inquiry to TenderOffer@mellanox.com.
Q16. What is the deadline to elect to exchange and how do I elect to exchange?
     The deadline to participate in this program is 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), unless the Offer is extended. This means that your completed Election Form must be submitted before that time. Within 48 hours after receipt of your completed electronic Election Form, you will receive a confirmation by e-mail. If you have elected an alternate method of submission, you will receive confirmation by e-mail or mail, at our discretion, promptly after receipt of your completed election form. We may, in our discretion, extend this Offer at any time, but we cannot assure you that this Offer will be extended or, if extended, for how long. If this Offer is extended, we will make a public announcement of the extension no later than 6:00 a.m. U.S. Pacific Time (3:00 p.m. Israeli Time) on the next U.S. business day following the previously scheduled expiration of this Offer. If this Offer is extended, you must deliver your election form before the extended expiration of this Offer.
     We reserve the right to reject any or all options elected for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept options properly and timely elected for exchange that are not validly withdrawn. Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept all options properly elected for exchange the first U.S. business day after the expiration of this Offer. (See Section 3 below for additional information.)
Q17. What will happen if I do not turn in my Election Form by the deadline?
     If you do not turn in your Election Form by the deadline, then you will not participate in the Option Exchange, and all options currently held by you will remain intact at their original price and original terms. (See Section 1 below for additional information.)
     IF YOU FAIL TO TURN IN YOUR ELECTION FORM BY THE DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THE OPTION EXCHANGE.
Q18. During what period of time can I withdraw previously elected options?
     You can withdraw or change your previously submitted election to exchange options at any time on or before 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009). If this Offer is extended beyond that time, you can withdraw or change your election at any time until the extended expiration of this Offer. To change your previously submitted election, you must submit a new Election Form in the same manner described above, and we must receive the change of election notice before the election deadline. To withdraw your previously submitted election, submit a new form that does not select any option grants. You will receive an e-mail confirming your new election. It is your responsibility to confirm that we have received your correct Election Form before the deadline. In all cases, the last Election Form submitted and received prior to the deadline date will prevail. (See Section 4 below for additional information.)
     AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR EXECUTED ELECTION FORM HAS PASSED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.
Q19. Can I exchange the remaining portion of an option that I have already partially exercised?
     Yes, any remaining outstanding, unexercised eligible options can be exchanged. If you have previously exercised a portion of your eligible options granted on a single grant date with the same grant number and at the same exercise price, only the portion of those options which have not yet been exercised will be eligible to be exchanged. The replacement option grant will only replace options that are cancelled following the expiration of this Offer.
Q20. Can I select which portion of an option to exchange?
     No. You cannot partially cancel an outstanding option. If you choose to exchange an option, all outstanding, unexercised options within that grant (that is, all outstanding options granted to you under the same grant number, on the same grant date and at the same exercise price) will be exchanged and cancelled.

Q21. Can I exchange both vested and unvested options?
     Yes. You can exchange eligible options, whether or not they are vested.
Q22. What will be my new option exercise price?
     The exercise price for the replacement options will be the closing price per share of our ordinary shares as quoted on The Nasdaq Global Select Market on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States).
     IF THE MARKET PRICE OF OUR ORDINARY SHARES INCREASES BEFORE THE REPLACEMENT GRANT DATE, THE REPLACEMENT OPTIONS THAT YOU RECEIVE IN EXCHANGE FOR YOUR EXISTING OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR EXISTING OPTIONS. (See Sections 1 and 2 below for additional information.)
Q23. When will I be granted my replacement options?
     We will grant the replacement options on the date we cancel options elected for exchange. If we cancel options elected for exchange on April 22, 2009, which is the first U.S. business day after the expiration of this Offer, the replacement grant date of the replacement options will also be April 22, 2009. If this Offer is extended beyond April 21, 2009, then the replacement options will be granted on the first U.S. business day after the expiration of the extended Offer. (See Section 7 below for more information.)
Q24. When will the replacement options appear in my E*TRADE OptionsLink or ESOP account?
     The replacement options should be reflected in OptionsLink or ESOP, as applicable, within 30 to 45 days after the replacement grant date.
Q25. When will the replacement options vest?
     For surrendered options originally granted in 2007, replacement options will be unvested and become vested and exercisable in accordance with the following schedule: one-third (1/3) of the shares subject to each replacement option will vest and become exercisable on the one-year anniversary of the replacement grant date, with the remaining shares vesting and becoming exercisable in equal monthly increments over the 24 months following the first anniversary of the replacement grant date, so that all shares subject to the replacement option will be vested and exercisable on the third anniversary of the replacement grant date. For surrendered options originally granted in 2008, replacement options will be unvested and become vested and exercisable in accordance with the following schedule: one-fourth (1/4) of the shares subject to each replacement option will vest and become exercisable on the one-year anniversary of the replacement grant date, with the remaining shares vesting and becoming exercisable in equal monthly increments over the 36 months following the first anniversary of the replacement grant date, so that all shares subject to the replacement option will be vested and exercisable on the fourth anniversary of the replacement grant date. Local tax laws may require that you refrain from exercising your replacement options for a period of time in order to receive favorable tax treatment.
     We are seeking a tax pre-ruling from the Israel Tax Authority in an attempt to secure favorable tax treatment of the Option Exchange and of the replacement options; however, there is no assurance that a tax pre-ruling will be issued by the Israel Tax Authority, or, if issued, upon what terms. The tax pre-ruling, if granted, is expected to provide that eplacement options granted under the “Capital Gains Track” to Israeli employees will be subject to a new 24-month trust holding period commencing as of the replacement grant date, which means that if you exercise your replacement option granted under the Capital Gains Track and sell the shares issued upon exercise of the replacement option after the date that is 24 months from the replacement grant date, your gains will generally be taxable as capital gains, and if you sell the shares prior to such date, the gains will be taxed as employment income. (See Section 15 below for additional information.)
     Vesting and exercise of replacement options are dependent upon continued employment or contract service relationship with Mellanox or its majority owned subsidiary. With the exception of the new option exercise price, new vesting schedule and new expiration date, replacement options are subject to all terms and conditions of the corresponding surrendered option and will be forfeited if not vested at the time of termination of employment or contract service relationship. (See Section 7 below for additional information.)
Q26. What will be the terms and conditions of my replacement options?
     The terms and conditions of the replacement options granted under the Option Exchange will be similar to the surrendered options granted under the Global Plan, except for the new option exercise price, new vesting schedule and new expiration date of the option. You are encouraged to consult the Global Plan for complete information about the terms of the replacement options, which is available on the intranet at http://portal.yok.mtl.com/system/misc/repricing.php. Each replacement option will expire 10 years from the replacement grant date, subject to earlier expiration of the option upon termination of your employment or contract service relationship with Mellanox or its majority owned subsidiary. (See Section 7 below for additional information.)

Q27.	What if my employment or contract service relationship with Mellanox is terminated after the replacement options are granted?
     If your employment or contract service relationship with Mellanox is terminated for any reason after the replacement option has been granted, you will forfeit your replacement options that are unvested at the date of your termination. You will generally have the earlier of the expiration of the replacement option or three months from the date of your termination to exercise the vested portion of your replacement option. (See Section 7 below for additional information.)

Q28.	What happens if Mellanox is subject to a change in control AFTER the replacement options are granted?
     Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right to take any actions that we deem necessary or appropriate to complete a transaction that our board of directors believes is in the best interest of our Company and our shareholders. It is possible that, after or prior to the grant of replacement options, we might effect or enter into an agreement, such as a merger or other similar transaction, in which the current share ownership of our Company will change such that a new group of shareholders has the number of votes necessary to control shareholder voting decisions. We refer to this type of transaction as a change in control transaction.
     The replacement options will have the vesting acceleration provisions under the Global Plan. To obtain detailed change in control provisions governing your options, you can refer to the Global Plan and the Global Plan Prospectus, both of which are available on the intranet at http://portal.yok.mtl.com/system/misc/repricing.php. A copy of the Global Plan can also be found with our public filings on the SEC’s internet site at http://www.sec.gov.

Q29.	What happens if Mellanox is subject to a change in control BEFORE the replacement options are granted?
     Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right to take any actions that we deem necessary or appropriate to complete a transaction that our board of directors believes is in the best interest of our Company and our shareholders. This could include terminating your right to receive replacement options under this Offer. If we were to terminate your right to receive replacement options under this Offer in connection with such a transaction, you would not receive options to purchase securities of the acquiror or any other consideration for your tendered options. Instead, you would retain your original options subject to their original terms.
     Any change in control transaction could have a substantial effect on our ordinary share price. Depending on the structure of such a transaction, the exercise price associated with the replacement options could be drastically affected. For example, if our ordinary shares were acquired in a cash merger, the fair market value of our ordinary shares, and hence the price at which we grant the replacement options, would likely be a price at or near the cash price being paid for the ordinary shares in the change in control transaction. As a result of such a transaction, it is possible that the exercise price of the replacement options may be more or less than you might otherwise anticipate. In addition, in the event of an acquisition of our Company for stock, tendering option holders might receive options to purchase shares of a different issuer. (See Section 2 below for additional information.)
Q30. Are there other circumstances where I would not be granted replacement options?
     Yes. Even if we accept your tendered options, we will not grant replacement options to you if we are prohibited by applicable law or regulations from doing so, or until all applicable legal and regulatory issues are addressed. We will use reasonable efforts to avoid a prohibition, but if these laws and regulations are applicable on the date we cancel the eligible options accepted for exchange, you will not be granted replacement options, if at all, until all applicable legal and regulatory issues are addressed. (See Section 11 below for additional information.)

Q31. After the replacement grant date, what happens if my options end up underwater again?
     We are conducting this Offer at this time considering the stock market conditions that have affected many companies throughout the United States. This is a one-time offer that we do not expect to offer again in the future. The price of our ordinary shares may appreciate over the long term, even if your options become underwater after the replacement grant date. WE PROVIDE NO ASSURANCE AS TO THE PRICE OF OUR ORDINARY SHARES AT ANY TIME IN THE FUTURE. (See Section 2 below for additional information.)
Other Important Questions
Q32. What are the tax consequences of my participation in the Option Exchange?
     Replacement options granted to Israeli employees will be granted under the “Capital Gains Track” of Section 102 of the Israeli Income Tax Ordinance. If you accept this Offer and are subject to Israeli taxation, under current Israeli tax law and in the absence of a tax pre-ruling to the contrary, the exchange of vested surrendered options for replacement options is a taxable event and triggers an immediate tax liability. A tax pre-ruling is being sought from the Israel Tax Authority to confirm that the Option Exchange will not be treated as a taxable event and that no tax will be payable at the time of the exchange. We have also requested that the tax pre-ruling characterize part or all of the gains eventually realized from replacement options granted in exchange for eligible options that have not met the prerequisites of the Capital Gains Track (i.e., option grants made between the dates February 7, 2007 and November 6, 2008 (“Non Section 102 Qualified Grants”), which, in the absence of a special tax ruling, will be subject to taxation at marginal income tax rates) to be eligible for tax benefits under the Capital Gains Track from the replacement grant date onward; provided, however, that even if a favorable tax pre-ruling is granted with respect to this issue, it is expected that part of the income from some or all of the replacement options (particularly those replacement options issued in exchange for Non Section 102 Qualified Grants that have vested as of the replacement grant date) will nevertheless be classified as ordinary income and subject to National Insurance and Health Tax deductions. The tax pre-ruling, if granted, is expected to provide that replacement options granted under the Capital Gains Track to Israeli employees will be subject to a new 24-month trust holding period commencing as of the replacement grant date, which means that if you exercise your replacement option granted under the Capital Gains Track and sell the shares issued upon exercise of the replacement option after the date that is 24 months from the replacement grant date, your gains will generally be taxable as capital gains, and if you sell the shares prior to such date, the gains will be taxed as employment income. There is no assurance that a tax pre-ruling will be issued by the Israel Tax Authority, or, if issued, upon what terms. If the tax pre-ruling request is not granted or is granted on terms different than those requested, you may be liable for the tax due in connection with the exchange of options that are vested as of the replacement grant date. In such instance, your gain from the exchange will be calculated on the basis of the imputed value of the surrendered options, as determined by the Black-Scholes or similar valuation model, or as otherwise determined by the Israel Tax Authority, and such gain will be subject to tax in accordance with the provisions of Section 102 of the Israeli Income Tax Ordinance as if the surrendered option had been sold on the replacement grant date. (See Section 15 below for additional information.)
     If you accept this Offer and reside and work in the United States, under current U.S. law, you will not recognize income for federal income tax purposes either at the time your exchanged options are cancelled or when the replacement options are granted. Tax consequences may vary depending on each individual’s circumstances. Included as part of this Offer Information Document are disclosures regarding the material federal tax consequences of participation in the Offer in the United States and in countries other than the United States. You should review these disclosures carefully before deciding whether or not to participate in the Offer. (See Sections 12 through 18 below for additional information.)
Q33. How should I decide whether or not to participate?
     The decision to participate must be each individual’s personal decision, and it will depend largely on each individual’s assumptions about the future overall economic environment, the performance of publicly traded stocks generally and our own ordinary share price, and our business.
     We understand that this will be a difficult decision for all eligible employees and contractors. THE OPTION EXCHANGE DOES CARRY CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF OUR FUTURE ORDINARY SHARE PERFORMANCE OR THE PRICE OF OUR ORDINARY SHARES ON THE REPLACEMENT GRANT DATE. THE REPLACEMENT OPTIONS MAY BE UNDERWATER AT SOME POINT OR AT ALL TIMES FOLLOWING THE REPLACEMENT GRANT DATE. (See Section 21 below for additional information.)

Q34.	What do the officers and the members of our board of directors think of this Offer? Who can I contact to help me decide whether or not I should exchange my eligible options?
     Although our board of directors has approved this Offer, neither our officers nor the members of our board of directors make any recommendation as to whether you should elect to exchange or refrain from exchanging your options.

Q35.	What are some of the potential risks if I choose to exchange my outstanding eligible option grants?
     Because we cannot guarantee what the stock market will do or how our ordinary shares will perform through the date that the replacement options will be granted, the price of Mellanox ordinary shares may increase significantly. This could result in the new grants having a higher exercise price than those you exchanged and could make the replacement options less valuable than those you exchanged.
Q36. Who can I talk to if I have questions regarding the Option Exchange?
     The following website is available to assist you with information and instructions:
     Option Exchange Website: http://portal.yok.mtl.com/system/misc/repricing.php
     or
     Address Questions to: TenderOffer@mellanox.com

THIS OFFER
1. Eligibility; Number of Options; Expiration Time.
     Upon the terms and subject to the conditions of this Offer as set forth in this Offer Information Document, this “Option Exchange Program” constitutes our offer to exchange eligible existing options for replacement options to purchase ordinary shares granted under our Global Share Incentive Plan (2006) (together with its Appendices, the “Global Plan”), and that are properly elected for exchange and not validly withdrawn in accordance with Section 4 of this Offer before the “expiration time,” as defined below.
     You are eligible to participate in the Option Exchange Program only if you:
•	are an employee or contractor of Mellanox or an employee or contractor of its majority owned subsidiary on March 24, 2009 and remain an employee or contractor through the grant date of the replacement options (an “eligible employee or contractor”);

•	reside in the United States, Israel, Argentina, India, Japan, Taiwan or the United Kingdom and continue to reside in such jurisdiction through the grant date of the replacement options, provided that if we determine that this Offer is infeasible and impractical in any such jurisdiction under local regulations, then residents of such jurisdiction shall not be eligible to participate in the Option Exchange; and

•	hold at least one eligible option on March 24, 2009.
     The outstanding options that you hold under the Global Plan give you the right to purchase our ordinary shares once you exercise those options by paying the applicable exercise price. Thus, when we use the term “option” in connection with this Offer, we refer to the actual options you hold to purchase our ordinary shares and not the shares underlying those options.
     If you elect to exchange options you will not be eligible to receive replacement options unless you continue to be employed by or provide services as a contractor to Mellanox or its majority owned subsidiary and continue to reside in a country where the Offer is feasible and practical under local regulations, and continue to reside in such jurisdiction through the grant date of the replacement options.
     ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OR CONTRACTOR OF MELLANOX OR AN ELIGIBLE EMPLOYEE OR CONTRACTOR OF ITS MAJORITY OWNED SUBSIDIARY AS DESCRIBED ABOVE ON THE DATE WE GRANT THE REPLACEMENT OPTIONS, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OFFER AND HAD TENDERED YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OFFER. YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF TERMINATION OF YOUR EMPLOYMENT OR CONTRACTOR SERVICE RELATIONSHIP, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT OR CONTRACTOR SERVICE RELATIONSHIP IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED.
     If you are eligible and choose to participate, you may only elect to exchange options (the terms “option” or “options” refer to an entire option grant) under the Global Plan that have an exercise price greater than $13.65 per share. If you have previously exercised a portion of your options granted on a single grant date with the same grant number and at the same exercise price, only the portion of options that have not yet been exercised will be eligible to be exchanged in this program.
     If you properly tender your eligible options and such tendered options are accepted for exchange, the tendered options will be cancelled and, subject to the terms of this Offer, you will be entitled to receive that number of replacement options determined using the exchange ratios set forth in the table below, subject to adjustments for any future share splits, share dividends and similar events, in accordance with the terms of the Global Plan.
     The table below shows the number of our ordinary shares subject to the existing outstanding option that you must exchange for each ordinary share subject to a replacement option (the “exchange ratio”), based on the grant price of the existing outstanding option:

Exercise Price Range	Exchange Ratio
$13.66 to $16.99	1.10
$17.00 and above	1.21
     We will not grant any replacement options to purchase fractional shares. Instead, if the exchange ratio yields a fractional amount of shares, we will round down to the nearest whole number of shares with respect to each option on a grant-by-grant basis.
     Unless prevented by law or applicable regulations, eligible options granted under our Global Plan and exchanged for replacement options will be replaced with options granted under our Global Plan. The replacement option will have a new exercise price, will be tax-qualified to the same extent as the surrendered option to the maximum extent permitted by applicable law and will cover a fewer number of our ordinary shares. The replacement options will have the terms and be subject to the conditions as provided for in the Global Plan.
     The per share exercise price of the replacement options will be equal to the closing price per share of our ordinary shares as quoted on The Nasdaq Global Select Market on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States).
     The term “expiration time” means 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), unless and until we, in our discretion, extend the period of time during which this Offer will remain open, in which event the term “expiration time” refers to the latest time and date at which this Offer, as so extended, expires. See Section 19 of this Offer Information Document for a description of our rights to extend, delay, terminate and amend this Offer.
     If we decide to take any of the following actions, we will publish a notice or otherwise notify you of such action in writing after the date of such notice:
     (a) we increase or decrease the amount of consideration offered for the options;
     (b) we decrease the number of options eligible to be elected for exchange in this Offer; or
     (c) we increase the number of options eligible to be elected for exchange in this Offer by an amount that exceeds 2% of the shares of ordinary shares issuable upon exercise of the options that are subject to this Offer immediately prior to the increase.
     If this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the 20th U.S. business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in Section 19 of this Offer Information Document, we will extend the Offer so that the Offer is open at least 20 U.S. business days following the publication, sending or giving of notice.
     For purposes of this Offer, a “business day” means any day other than Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.
2. Purpose of this Offer.
     We granted the options outstanding under the Global Plan to promote our long-term growth and success and the creation of shareholder value by giving employees and contractors a stake in the growth and success of our Company and to provide them with additional financial incentive to remain an employee or contractor of Mellanox.
     Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current and recent trading prices of our ordinary shares. We believe these options are unlikely to be exercised in the foreseeable future and therefore do not serve their original purpose. By making this Offer to exchange outstanding options for replacement options that will have a per share exercise price equal to the per share closing sales price of our ordinary shares on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States), we intend to provide our eligible employees and contractors with the compensatory benefit of holding options that over time may have a greater potential to increase in value. In addition, we intend to create better performance incentives for employees and contractors and thereby maximize shareholder value. THERE IS NO GUARANTEE THAT THE INTENDED

BENEFITS OF THE OPTION EXCHANGE PROGRAM WILL BE REALIZED CONSIDERING THE EVER-PRESENT RISKS ASSOCIATED WITH A VOLATILE AND UNPREDICTABLE STOCK MARKET.
     We may engage in transactions in the future that could significantly change our structure, ownership, organization or management or the make-up of our board of directors and that could significantly affect the price of our ordinary shares. If we engage in such a transaction or transactions prior to the date we grant the replacement options, our ordinary share price could increase (or decrease) and the exercise price of the replacement options could be higher (or lower) than the exercise price of eligible options you elect to have cancelled as part of this Offer. The exercise price of any replacement options granted to you in return for options you elect to exchange will be the fair market value of our ordinary shares on the replacement grant date. You will be at risk of any increase in our ordinary share price during the period prior to the replacement grant date for these and other reasons.
     Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our board of directors believes is in the best interest of our Company and our shareholders. This could include terminating your right to receive replacement options under this Offer. If we were to terminate your right to receive replacement options under this Offer in connection with such a transaction, eligible employees and contractors who have exchanged options for cancellation pursuant to this Offer would not receive options to purchase securities of the acquiror or any other consideration for their options elected for exchange. Instead, your original options will remain outstanding pursuant to their original terms.
     Subject to the foregoing, and except as otherwise disclosed in this Offer or in our filings with the Securities and Exchange Commission (the “SEC”), as of the date hereof, we have no plans, proposals or negotiations that relate to or would result in:
     (a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiary;
     (b) any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiary;
     (c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;
     (d) any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing board vacancies or to change any material term of the employment contract of any executive officer; provided that we are currently evaluating potential nominees to the board of directors to fill the board seat being vacated by Rob S. Chandra on the earlier to occur of the end of his current term or upon the appointment of a replacement director;
     (e) any other material change in our corporate structure or business;
     (f) our ordinary shares being delisted from any national securities exchange;
     (g) our ordinary shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”);
     (h) the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;
     (i) the acquisition by any person of any of our securities or the disposition of any of our securities; or
     (j) any change in our articles of association, or any actions which could impede the acquisition of control of us by any person.
     NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THIS OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.
3. Procedures for Electing to Exchange Options.
Proper Exchange of Options. If you currently hold outstanding options that are eligible for the Option Exchange Program, you will receive an e-mail with instructions on how to log into the Option Exchange website on Mellanox’s intranet. The URL for this website is http://portal.yok.mtl.com/system/misc/repricing.php.

     This website will contain information about your eligible options and provide instructions on how to submit your outstanding options for exchange. To validly elect to exchange your options pursuant to this Offer, you must, in accordance with the terms of the electronic election form, complete and submit the electronic election form no later than 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), unless the Offer is extended. You will receive a confirmation by e-mail within 48 hours of your election to participate. If you have technical difficulties with this site, please contact Matthew Gloss, Vice President of Legal Affairs, via e-mail at TenderOffer@mellanox.com to arrange an alternate mode of election.
     If you do not submit your election form by the expiration of this Offer, then you will not participate in the Option Exchange, and all options currently held by you will remain intact at their original price and with their original terms.
     IT IS YOUR RESPONSIBILITY TO ALLOW SUFFICIENT TIME TO ENSURE TIMELY SUBMISSION OF YOUR ELECTION TO US.
     Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance of any documentation relating to the tender of options for exchange. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all elections to exchange options that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made. We also reserve the right, in our discretion, to waive any of the conditions of this Offer or any defect or irregularity in any election. If we waive any of the conditions of this Offer we will do so for all option holders. No election to exchange options will be deemed to have been properly made until all defects or irregularities have been cured by the electing option holder or waived by us. Neither Mellanox nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any such notice.
     Our Acceptance Constitutes an Agreement. Your election to exchange options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of this Offer. OUR ACCEPTANCE OF THE OPTIONS THAT YOU ELECT TO EXCHANGE PURSUANT TO THIS OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THIS OFFER.
     Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept promptly after the expiration of this Offer all properly elected options that have not been validly withdrawn.
4. Withdrawal Rights.
     You can only withdraw your elected options in accordance with the provisions of this Section 4.
     You can withdraw your elected options at any time on or before 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009) (the “expiration time”). If the expiration time is extended by us, you can withdraw your elected options at any time until the extended expiration of this Offer.
     To validly withdraw elected options, you must submit a new election form in the same manner as your original election form was submitted that does not select any option grants. We must RECEIVE the new election form before the expiration time.
     Providing us with a properly completed new election form that indicates that option grants that were previously selected for exchange are withdrawn and submitted in the same manner as your original election form will constitute a proper notice of withdrawal. It is your responsibility to confirm that we received your new election form indicating the withdrawal of your elected options before the expiration time. If you elect to withdraw options, you must withdraw all or none of the outstanding options granted to you on the same grant date with the same grant number and at the same exercise price.
     You cannot rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly elected for exchange for purposes of this Offer unless you properly re-elect to exchange those options before the expiration time by following the procedures described in Section 3.
     Neither Mellanox nor any other person is obligated to give notice of any defects or irregularities in any election withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices or elections of withdrawal. Our determination of these matters will be final and binding.
5. Acceptance of Options for Exchange and Grant of Replacement Options.
     Upon the terms and subject to the conditions of this Offer, including those conditions listed on Schedule A, and promptly following the expiration of this Offer, we will accept for exchange and cancel options that are properly elected for exchange and not validly withdrawn before the expiration time. Once your options have been accepted for exchange, you will receive a confirmation notice promptly following the expiration of this Offer confirming that your options have been accepted for exchange and cancelled.
     If your options are properly elected for exchange and accepted by us, we will cancel your options on the first U.S. business day after the expiration of this Offer, and you will be granted replacement options on the same date.
     If you are no longer an employee or contractor with Mellanox or an employee or contractor with its majority owned subsidiary, whether voluntarily, involuntarily or for any other reason, before your replacement options are granted, you will not be able to participate in the Option Exchange Program. Also, if you change your place of residence to a country other than a country where this Offer is feasible and practical under local regulations, you will not be able to participate in the Option Exchange Program.
     ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OR CONTRACTOR OF MELLANOX OR AN ELIGIBLE EMPLOYEE OR CONTRACTOR OF ITS MAJORITY OWNED SUBSIDIARY AS DESCRIBED ABOVE ON THE DATE WE GRANT THE REPLACEMENT OPTIONS, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE. YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF TERMINATION OF YOUR EMPLOYMENT OR CONTRACTOR SERVICE RELATIONSHIP, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT OR CONTRACTOR SERVICE RELATIONSHIP IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED.
     For purposes of this Offer, we will be deemed to have accepted for exchange options that are validly elected for exchange and not properly withdrawn when we give written notice to the option holders of our acceptance for exchange of such options; such notice may be given by press release, e-mail or letter. Subject to our rights to extend, terminate and amend this Offer, we currently expect that you will receive your replacement option as promptly as practicable after the replacement grant date.
6. Price Range of Ordinary Shares Underlying the Options.
     Our ordinary shares are quoted on The Nasdaq Global Select Market under the symbol “MLNX.” The following table shows the quarterly high and low closing sales prices per share of our ordinary shares as quoted on The Nasdaq Global Select Market after our initial public offering in 2007.

	HIGH	LOW
Fiscal Year Ended December 31, 2007

First Quarter	$23.91	$14.20
Second Quarter	20.80	13.90
Third Quarter	22.54	14.70
Fourth Quarter	24.27	16.09

Fiscal Year Ending December 31, 2008
First Quarter	$19.31	$11.05
Second Quarter	16.99	12.07
Third Quarter	14.22	9.25
Fourth Quarter	9.73	6.42

     As of March 23, 2009, the last reported sale price of our ordinary shares, as reported by The Nasdaq Global Select Market, was $8.98 per share.
     WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR ORDINARY SHARES BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS. THE EXERCISE PRICE OF THE REPLACEMENT OPTION WILL BE THE CLOSING SALES PRICE OF OUR ORDINARY SHARES ON THE REPLACEMENT GRANT DATE (OR AS MODIFIED AS REQUIRED UNDER LOCAL TAX LAWS FOR REPLACEMENT OPTIONS GRANTED OUTSIDE THE UNITED STATES).
7. Source and Amount of Consideration; Terms of Replacement Options.
     Consideration. We will grant replacement options, subject to applicable laws and regulations, to purchase ordinary shares under the Global Plan in exchange for outstanding eligible options properly elected for exchange and accepted by us. The number of ordinary shares subject to the replacement options to be granted to each option holder will be determined as follows, subject to adjustments in accordance with the terms of the Global Plan for any share splits, share dividends and other events affecting the ordinary shares.
     The table below shows the number of our ordinary shares subject to the existing outstanding option that you must exchange for each ordinary share subject to the replacement option (the “exchange ratio”), based on the grant price of the existing outstanding option:

Exercise Price	Exchange Ratio
$13.66 to $16.99	1.10
$17.00 and above	1.21
     We will not grant any replacement options to purchase fractional shares. Instead, if the exchange ratio yields a fractional amount of shares, we will round down to the nearest whole number of shares with respect to each option on a grant-by-grant basis.
     Terms of Replacement Options. The terms of the replacement options are expected to be substantially similar to the related tendered options cancelled in the exchange, except that:
     (i) the replacement options will be granted on the date that the tendered options are cancelled;
     (ii) the exercise price of the replacement option will be the closing sales price of our ordinary shares on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States);
     (iii) for surrendered options originally granted in 2007, replacement options will be unvested and become vested and exercisable in accordance with the following schedule: one-third (1/3) of the shares subject to each replacement option will vest and become exercisable on the one-year anniversary of the replacement grant date, with the remaining shares vesting and becoming exercisable in equal monthly increments over the 24 months following the first anniversary of the replacement grant date, so that all shares subject to the replacement option will be vested and exercisable on the third anniversary of the replacement grant date; provided that local tax laws may require that you refrain from exercising your replacement options for a period of time in order to receive favorable tax treatment;
     (iv) for surrendered options originally granted in 2008, replacement options will be unvested and become vested and exercisable in accordance with the following schedule: one-fourth (1/4) of the shares subject to each replacement option will vest and become exercisable on the one-year anniversary of the replacement grant date, with the remaining shares vesting and becoming exercisable in equal monthly increments over the 36 months following the first anniversary of the replacement grant date, so that all shares subject to the replacement option will be vested and exercisable on the fourth anniversary of the replacement grant date; provided that local tax laws may require that you refrain from exercising your replacement options for a period of time in order to receive favorable tax treatment;
     (v) the replacement option will expire 10 years from the replacement grant date, subject to earlier expiration of the option upon termination of the employment of the optionee, unless otherwise prohibited under local law; and
     (vi) the number of shares underlying the replacement options will be determined using exchange ratios as described above.

     The terms and conditions of your existing options are set forth in the Global Plan. The description of the replacement options set forth herein is only a summary of some of the material provisions of the Global Plan, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the Global Plan. Information regarding the Global Plan may be found in the registration statements on Form S-8 and related prospectus prepared by us in connection with the Global Plan. Copies of the Global Plan are available on our intranet site at http://portal.yok.mtl.com/system/misc/repricing.php or upon request by contacting Matthew Gloss, Vice President of Legal Affairs, via e-mail at TenderOffer@mellanox.com. Copies will be provided promptly at our expense.
     Exercise. Generally, you may exercise the vested portion of your replacement option at any time. If, however, your employment or contractor service relationship with Mellanox or its majority owned subsidiary terminates prior to any portion of your replacement option becoming vested, you will not be able to exercise any unvested portion of your replacement option. In addition, to preserve the favorable tax treatment of certain options granted outside of the United States, you may need to refrain from exercise for a period of time following the replacement grant date.
     Israeli Tax Consequences of Options. You should refer to Section 15 for a discussion of material Israel income tax consequences of the replacement options, as well as the consequences of accepting or rejecting the replacement options under this Offer.
     U.S. Federal Income Tax Consequences of Options. You should refer to Section 12 for a discussion of all material U.S. federal income tax consequences of the replacement options, as well as the consequences of accepting or rejecting the replacement options under this Offer. You should refer to the relevant tax disclosure discussion under Sections 13 to 18 for a discussion of the tax consequences of participating in this Offer in your country of residence if your country of residence is not the United States.
     Registration of Option Shares. All ordinary shares issuable upon exercise of options under the Global Plan, including the shares that will be issuable upon exercise of all replacement options, have been registered under the Securities Act of 1933, as amended (the “Securities Act”) on one or more registration statements on Form S-8 filed with the SEC. Unless you are considered an “affiliate” of Mellanox, you will be able to sell your option shares free of any transfer restrictions under SEC Rule 144 promulgated under the Securities Act.
     IMPORTANT NOTE. THE STATEMENTS IN THIS OFFER CONCERNING THE GLOBAL PLAN AND THE REPLACEMENT OPTIONS ARE MERELY SUMMARIES AND DO NOT PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE GLOBAL PLAN. PLEASE CONTACT US AT MELLANOX TECHNOLOGIES, INC., 350 OAKMEAD PARKWAY, SUITE 100, SUNNYVALE, CALIFORNIA 94085 ATTN: MATTHEW GLOSS OR VISIT OUR WEBPAGE AT http://portal.yok.mtl.com/system/misc/repricing.php TO RECEIVE A COPY OF ANY PLAN OR PROSPECTUS.
8. Information Concerning Mellanox.
     Mellanox is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers.
     Mellanox was incorporated under the laws of Israel in March 1999. Our mailing address and executive offices are located at 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085. Our phone number is (408) 970-3400. Unless otherwise indicated, references in this Offer to “Mellanox,” “we” and “us” include our subsidiary. We make our filings with the SEC available on the Investor Relations page of our website, “www.mellanox.com,” free of charge.
     Financial Information. The financial information included in our Annual Report on Form 10-K for the year ended December 31, 2008 is incorporated herein by reference. Please see Section 21 below of this Offer Information Document for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.
     Book Value. We had a book value per share of $6.74 on December 31, 2008 (calculated using the book value of $214,080,000, divided by the number of outstanding shares of 31,774,000 as of December 31, 2008).

     Ratio of Earnings to Fixed Charges. The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	Fiscal Year Ended
	December	December
	31, 2007	31, 2008
Ratio of earnings to fixed charges	246	293
     The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by the Company to be representative of the interest factor of rental payments under operating leases.
9. Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning the Options.
     A list of our directors and executive officers is attached to this Offer Information Document as Schedule B.
     As of March 16, 2009, our executive officers and directors (11 persons) as a group held options outstanding under the Global Plan to purchase a total of approximately 616,852 of our ordinary shares. This number represented approximately 16.1% of the shares subject to all options outstanding under the Global Plan as of that date. As of March 16, 2009, of these outstanding options, approximately 315,578 are eligible for exchange in the Offer. This number represented approximately 12.93% of the shares subject to all eligible options outstanding under Global Plan as of that date.
     Except for outstanding options to purchase ordinary shares and restricted share awards granted from time to time to certain of our employees (including executive officers) and contractors and non-employee directors pursuant to our equity compensation plans and Rule 10b-5 trading plans adopted by certain of our executive officers, and except as set forth in this Offer, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).
     The following table sets forth the beneficial ownership of the Company’s executive officers and directors of options outstanding under the Global Plan and eligible options as of March 16, 2009.

	Options under	Eligible	Percentage of all
	Global Plan	Options	Eligible Options
	Beneficially	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned	Owned
Non-employee Directors
Rob S. Chandra	22,856	—	0%
Irwin Federman	22,856	—	0%
Thomas Weatherford	22,856	—	0%
Amal M. Johnson	11,428	—	0%
Thomas J. Riordan	22,856	—	0%

Executive Officers (including Employee Directors)
Eyal Waldman	139,578	49,578	2.03%
Michael Gray	56,808	37,000	1.52%
Marc Sultzbaugh	159,800	132,000	5.41%
Michael Kagan	52,588	30,000	1.23%
Shai Cohen	56,113	37,000	1.52%
Roni Ashuri	49,113	30,000	1.23%
All directors and executive officers as a group (11 persons)	616,852	315,578	12.93%

     The following is a list of the ordinary share and option transactions involving our executive officers and directors during the sixty (60) days prior to and including March 24, 2009:
•	On March 3, 2009, Marc Sultzbaugh sold 600 ordinary shares at a per share price of $7.87.

•	On March 3, 2009, Marc Sultzbaugh sold 61 ordinary shares at a per share price of $7.84.
     Except as otherwise described above, there have been no transactions in options to purchase our ordinary shares or in our ordinary shares which were effected during the past 60 days by Mellanox, or to our knowledge, by any executive officer, director or affiliate of Mellanox.
10. Status of Options Acquired by Us in this Offer; Accounting Consequences of this Offer.
     Options we acquire pursuant to this Offer will be cancelled promptly following the expiration of this Offer, and the ordinary shares subject to those options, excluding shares subject to options held by Covered Employees as defined in the Global Plan, will be returned to the pool of shares available for the grant of replacement options under the Global Plan. To the extent such shares are not fully reserved for issuance upon exercise of the replacement options to be granted in connection with this Offer, the shares will be available for future awards to directors, employees and other eligible plan participants without further shareholder action, except as required by applicable law or the rules of The Nasdaq Global Select Market or any other securities quotation system or stock exchange on which our ordinary shares are then quoted or listed.
     We have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R). Under SFAS 123R, we expect to recognize the incremental compensation cost, if any, of the new option awards granted in the Option Exchange Program. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new option award granted to employees and contractors in exchange for surrendered options, measured as of the date such awards are granted, over the fair value of the original option grant surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with the Option Exchange Program will be recognized over the service period of such awards. If any portion of the new option awards granted is forfeited prior to the completion of the service condition due to termination of employment or other service relationship, the compensation cost for the forfeited portion of the award will not be recognized.
11. Agreements; Legal Matters; Regulatory Approvals.
     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of replacement options as contemplated by this Offer. If any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, is required for the acquisition or ownership of our options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate that we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine that we are required to delay the acceptance of options or not accept options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Offer to accept options tendered for exchange and to issue replacement options for options tendered for exchange is subject to conditions, including the conditions described in Schedule A.
     We may be prohibited by applicable laws or regulations from granting replacement options on the date that we cancel the eligible options accepted for exchange. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the first U.S. business day after the expiration of this Offer, then we will grant the replacement options some time in the future, if at all, and you will not receive any other consideration for the options that you tendered for exchange. YOU SHOULD NOTE THAT IF THE ORDINARY SHARE PRICE HAS INCREASED, THE NEW EXERCISE PRICE OF THE REPLACEMENT OPTIONS MAY BE HIGHER THAN THE OPTIONS ELECTED FOR EXCHANGE.

12. Material U.S. Federal Income Tax Consequences.
     The following is a summary of the material U.S. federal income tax consequences of participating in this Offer for those employees and contractors subject to U.S. federal income tax. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.
     The discussion below is based upon provisions of the Internal Revenue Code of 1986, as amended, its legislative history, Treasury Regulations and administrative and judicial interpretations as of the date of the Offer. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. The federal, state and local tax consequences of each employee and contractor will depend on that employee’s or contactor’s individual circumstances.
     If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the federal, state and local tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.
     If you are an option holder who chooses to exchange outstanding eligible options for replacement options, you should not be required to recognize income for U.S. federal income tax purposes at the time of the acceptance and amendment of such options. We believe that the acceptance and amendment of options will be treated as a non-taxable event for you.
     If you are an option holder who chooses to exchange outstanding non-qualified stock options for replacement, your replacement options will be non-qualified stock options for purposes of U.S. tax law. If you are an option holder who chooses to exchange outstanding incentive stock options for replacement, your replacement options will be incentive stock options to the maximum extent permitted under U.S. tax law. To the extent your replacement options exceed the limits for incentive stock options under applicable law, the portion of your replacement options that exceed such limits will be non-qualified stock options for purposes of U.S. tax law. Under current law, an option holder generally will not realize taxable income upon the grant of a non-qualified stock option or an incentive stock option. However, when an option holder exercises a non-qualified stock option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a non-qualified stock option generally will constitute wages for which withholding will be required. When an option holder exercises an incentive stock option, the option holder will not recognize any income for U.S. tax purposes, but the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be reported as an item of adjustment for alternative minimum tax purposes.
     We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.
     Upon disposition of the shares acquired upon exercise of a non-qualified option, any gain or loss is treated as capital gain or loss. Upon disposition of the shares acquired upon exercise of an incentive stock option, if the shares have been held until the later of the second anniversary of the replacement grant date or the first anniversary of the date of exercise, any gain or loss from the exercise price initially paid will be treated as capital gain or loss. If the shares have been held for a shorter period, the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise will be treated as ordinary income and any additional gain or loss will be reported as a capital gain or loss.
     IF YOU RESIDE OUTSIDE THE UNITED STATES THE INFORMATION CONTAINED IN SECTIONS 13 TO 18 MAY BE APPLICABLE TO YOU. YOU ARE ADVISED TO REVIEW THE COUNTRY SPECIFIC DISCLOSURES BELOW AND TO CONSULT WITH AN APPROPRIATE PROFESSIONAL ADVISOR AS TO HOW LOCAL TAX OR OTHER LAWS OF YOUR COUNTRY OF RESIDENCE APPLY TO YOUR SPECIFIC SITUATION.
     PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL FOREIGN JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

13. Material Tax Consequences for Employees and Contractors who are Tax Residents in Argentina.
     The following is a summary of the material Argentinean income tax consequences of participating in this Offer for those employees and contractors subject to Argentinean income tax. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.
     Argentinean tax laws and authorities may be changed, perhaps retroactively, so as to result in Argentinean income tax consequences different from those discussed below. The tax consequences of each employee and contractor will depend on that employee’s or contractor’s individual circumstances.
     If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the Argentinean tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.
     Option Exchange. It is unlikely that you will be subject to any taxation issues as a result of the cancellation of your outstanding option in exchange for the right to receive a replacement option.
     Grant of Replacement Option. You will not be subject to tax when the replacement option is granted to you.
     Exercise of Replacement Option. You will be subject to income and social tax on the excess of the fair market value of the shares on the date of exercise over the exercise price.
     Sale of Shares. You will not be subject to income tax at the time of sale.
     Dividends. If you exercise your new options to purchase shares, you may be entitled to receive dividends. You will be subject to tax in Argentina on any dividends received. You will also be subject to U.S. federal income withholding tax. You may be entitled to a foreign tax credit against your Argentina income tax for the U.S. federal income tax withheld.
     Withholding and Reporting. Withholding and reporting for income and social tax by your employer may be required when you exercise your new options. You will be responsible for paying any difference between the actual tax liability and the amount withheld. It is your responsibility to report and pay the tax liability on any dividends received.
14. Material Tax Consequences for Employees and Contractors who are Tax Residents in India.
     The following is a summary of the material Indian income tax consequences of participating in this Offer for those employees and contractors subject to Indian income tax. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.
     Indian tax laws and authorities may be changed, perhaps retroactively, so as to result in Indian income tax consequences different from those discussed below. The tax consequences of each employee and contractor will depend on that employee’s or contractor’s individual circumstances.
     If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the Indian tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.
     Option Exchange.  The Indian tax laws provide for the levy of Fringe Benefit Tax (“FBT”) on the fringe benefits provided by an employer to its employees. As a result, an FBT liability will arise to the Company on the stock options provided to its employees. No FBT liability should arise with respect to options granted to the Company’s Indian contractors unless the Indian tax authorities take the position that a contractor should be classified as an employee, in which case FBT liability could arise.
     The FBT regime on stock options is a recent development for which the treatment of, among other things, option exchanges is not entirely clear. There is a risk that the tax authorities may consider the surrender of the old vested options as a deemed exercise of old options and accordingly, may levy FBT on the surrender of the vested options. It is also possible that the FBT could be levied on the vested options upon exchange for replacement options. It is, however, unlikely that there will be any incidence of FBT on the cancellation of the unvested options.
     Grant of Replacement Option. The tax authorities may allege that the surrender of options and grant of replacement options in lieu of the surrendered options would result in extinguishment of a right giving rise to a capital gains tax event. While there may be arguments against this position, a contrary view has not yet been accepted by the tax authorities. Further, there may be a different view in the case of unvested options. In the event tax is levied on the grant of replacement options, the capital gains tax rate could be reduced to 22.66% for options held for more than three years; otherwise the gain would be subject to tax at your marginal tax rate (maximum rate of 33.99%).
     Exercise of Replacement Option. Under the Finance Act of 2007 (the “Finance Act”), when you exercise the new options, the Company will be subject to FBT on the difference between the exercise price and the fair market value of the shares as determined by a Category 1 Merchant Banker at vesting because stock options and other equity awards are now characterized as fringe benefits. As permitted by the Finance Act, the Company may choose to recover the liability for the FBT from you, in which case you will be liable to pay the Company the amount of FBT based on the difference between the exercise price and the fair market value of the shares as determined by a Category 1 Merchant Banker at vesting when you exercise the new options.
     Because of the way the FBT is calculated, no FBT will be due if the fair market value of the shares at vesting is less than the exercise price of the new options. On the other hand, if the fair market value of the shares at vesting is greater than the exercise price of the new options and the fair market value of the shares decreases between vesting and exercise such that it is below the exercise price, you will be liable for FBT on an amount greater than the benefit you will receive at exercise.
     Further, if the tax authorities levy FBT on the surrender of the vested options, then the fair market value of said options on the date of surrender may be considered as the exercise price, eligible for deduction for purposes of computing the FBT at the time of surrender of the options.  The foregoing would be applicable only where the FBT has been levied on the vested old options at the time of surrender due to a deemed exercise and not in the case of unvested old options.
     Note that the amount of FBT payable by you will be based on the general FBT rate (i.e., 33.99%).
     You will not be subject to provident fund contributions or other social insurance contributions when you exercise the new options.
     Sale of Shares. When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value (as defined for purposes of Indian tax authorities) of the shares at vesting, used for purposes of calculating the FBT thereon. If you hold the shares for more than 12 months after exercise, you will be taxed at the more favorable long-term capital gains tax rate of 22.66% (including surcharge and education assessment). If you hold the shares for 12 months or less after exercise, you will be taxed at the short-term capital gains tax rate (which is the same as your progressive income tax rate).
     Withholding and Reporting. The Company may withhold and report FBT when you exercise the new options. You are responsible for reporting and paying any tax resulting from the sale of your shares.
     Exchange Control Information. To the extent required by law, you must repatriate to India the proceeds of any shares sold and convert the proceeds to local currency within a reasonable period of time (but not later than 90 days after the sale). If required by law, you must also obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate (“FIRC”) from the bank where you deposited the foreign currency and you must deliver a copy of the FIRC to the Company.
     Since exchange control regulations can change frequently and without notice, you should consult your personal legal advisor before selling your shares to ensure compliance with current regulations. It is your responsibility to comply with exchange control laws in India, and the Company will not be liable for any fines or penalties resulting from your failure to comply with applicable local laws.
15. Material Tax Consequences for Employees who are Tax Residents in Israel.
     The following is a summary of the material Israeli income tax consequences of participating in this Offer for those employees subject to Israeli income tax. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.
     Israeli tax laws and authorities may be changed, perhaps retroactively, so as to result in Israeli income tax consequences different from those discussed below. The tax consequences of each employee will depend on that employee’s individual circumstances.
     If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the Israeli tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.
     Option Exchange. In general, an exchange of options is considered a taxable event for Israeli tax purposes. The exchange of options may also trigger National Insurance and Health Tax obligations. A tax pre-ruling is being sought from the Israel Tax Authority to confirm that the Option Exchange will not be treated as a taxable event and that no tax will be payable at the time of the exchange. We have also requested that the tax pre-ruling characterize part or all of the gains eventually realized from replacement options granted in exchange for eligible options that have not met the prerequisites of the Capital Gains Track (i.e., option grants made between the dates February 7, 2007 and November 6, 2008 (“Non Section 102 Qualified Grants”), which, in the absence of a special tax ruling, will be subject to taxation at marginal income tax rates) to be eligible for tax benefits under the Capital Gains Track from the replacement grant date onward; provided, however, that even if a favorable tax pre-ruling is granted with respect to this issue, it is expected that part of the income from some or all of the replacement options (particularly those replacement options issued in exchange for Non Section 102 Qualified Grants that have vested as of the replacement grant date) will nevertheless be classified as ordinary income and subject to National Insurance and Health Tax deductions. The tax pre-ruling, if granted, is expected to provide that replacement options granted under the Capital Gains Track to Israeli employees will be subject to a new 24-month trust holding period commencing as of the replacement grant date, which means that if you exercise your replacement option granted under the Capital Gains Track and sell the shares issued upon exercise of the replacement option after the date that is 24 months from the replacement grant date, your gains will generally be taxable as capital gains, and if you sell the shares prior to such date, the gains will be taxed as employment income.
     There is no assurance that a tax pre-ruling will be issued by the Israel Tax Authority, or, if issued, upon what terms. If the tax pre-ruling request is not granted or is granted on terms different than those requested, you may be liable for the tax due in connection with the exchange of options that are vested as of the replacement grant date. It is recommended that you seek professional tax advice with respect to your specific tax situation prior to making a decision with respect to the exchange. In case that no tax pre-ruling is obtained, the following may be the tax consequences as a result of the exchange of the eligible options pursuant to the Offer.
     Cancellation of Eligible Option and Grant of Replacement Option. You may be subject to tax, National Insurance and Health Tax on the date of cancellation of the eligible option and when the replacement option is granted to you. In such instance, your gain from the exchange will be calculated on the basis of the imputed value of the surrendered options, as determined by the Black-Scholes or similar valuation model, or as otherwise determined by the Israel Tax Authority, and such gain will be subject to tax in accordance with the provisions of Section 102 of the Israeli Income Tax Ordinance as if the surrendered option had been sold on the replacement grant date. It is recommended that you seek professional tax advice with respect to your specific tax situation.
     Exercise of Replacement Option. You may be subject to income and National Insurance and Health Tax at the time you exercise your replacement option. It is recommended that you seek professional tax advice with respect to your specific tax situation.
     Sale of Shares. You will likely be subject to income tax at the time you sell your shares. It is recommended that you seek professional tax advice with respect to your specific tax situation.
     Withholding and Reporting. Withholding and reporting for income and social tax purposes will be completed when required. You will be responsible for paying any difference between the actual tax liability and the amount withheld. It is your responsibility to pay the tax liability, National Insurance and Health Tax.

16. Material Tax Consequences for Employees and Contractors who are Tax Residents in Japan.
     The following is a summary of the material Japanese income tax consequences of participating in this Offer for those employees and contractors subject to Japanese income tax. This summary is based on the law in effect in Japan as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Japanese tax laws and authorities may be changed, perhaps retroactively, so as to result in Japanese income tax consequences different from those discussed below. The tax consequences of each employee and contractor will depend on that employee’s or contractor’s individual circumstances.
     If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.
     If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the Japanese tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.
     Option Exchange. Japanese tax law does not clearly address the tax consequences of an option for option exchange such as this Option Exchange, under which your existing options will be cancelled and replacement options granted. You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options or on the grant of replacement options pursuant to the exchange, but this result is not certain given the lack of authority. Please consult your personal tax advisor regarding the tax consequences of accepting this offer.
     Grant of Replacement Option. Although the tax treatment of the grant of replacement options upon cancellation of your eligible options is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the replacement options are granted to you.
     Exercise of Replacement Option. Assuming you were not subject to tax at the time of the exchange (which is likely), when you exercise your replacement options, you will be taxed on the fair market value of the shares on the date of exercise less the exercise price. The fair market value of the shares acquired upon the exercise of your replacement options will likely be treated as remuneration income, if you are an employee of the Company or, in most cases, as business income, if you are a bona fide independent contractor for the Company and the options are granted in connection with your business of acting as an independent contractor. Please note that if you are an independent contractor, the size of your business may affect whether your income from exercise of your replacement options will be treated as business income or miscellaneous income. Income characterized as remuneration income, in the case of an employee, and business income, in the case of an independent contractor, will be taxed at the marginal rate. You likely will not be subject to social insurance contributions at exercise. If you were subject to tax at the time of the exchange, the tax results may be different. Please consult your personal tax advisor regarding the tax consequences of exercise in light of the taxation of accepting this offer.
     Sale of Shares. When you sell the shares acquired upon the exercise of your replacement options, you generally will be subject to capital gains tax at a flat rate of 20%. The taxable amount will be the difference between the sale price and the fair market value of the shares on the date of exercise. You may be eligible for a reduced flat tax rate of 10%, as opposed to the standard flat rate of 20%, depending upon the circumstances of the sale (e.g., whether you sell the shares through a broker licensed in Japan). Please consult your personal tax advisor to determine whether you are eligible for a reduced rate.
     Withholding and Reporting. Your employer is not required to withhold or report income tax when you exercise your replacement options. You are solely responsible for filing a personal tax return and reporting and paying any taxes resulting from the Offer, exercise of the replacement options and the sale of shares. Please note that the Japanese tax authorities are aware that employees of Japanese affiliates of non-Japanese companies may earn substantial income as a result of their participation in equity incentive plans, and they are systematically auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.

     Exchange Control Information. If you acquire shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares.
17. Material Tax Consequences for Employees and Contractors who are Tax Residents in Taiwan.
     The following is a summary of the material Taiwanese income tax consequences of participating in this Offer for those employees and contractors subject to Taiwanese income tax. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.
     Taiwanese tax laws and authorities may be changed, perhaps retroactively, so as to result in Taiwanese income tax consequences different from those discussed below. The tax consequences of each employee and contractor will depend on that employee’s or contractor’s individual circumstances.
     If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the Taiwanese tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.
     Option Exchange. It is unlikely that you will be subject to any taxation issues as a result of the cancellation of your outstanding option in exchange for the right to receive a replacement option.
     Grant of Replacement Option. You will not be subject to tax when the replacement option is granted to you.
     Exercise of Replacement Option. When you exercise the replacement option, you may be subject to income tax on the gain at exercise, calculated as the difference between the fair market value of the shares on the date of exercise and the exercise price.
     Sale of Shares. When you subsequently sell the shares acquired upon the exercise of your replacement option, starting January 1, 2010, offshore income of Taiwan tax residents will be subject to alternative minimum tax.
     Withholding and Reporting. The Company is required to report income from the exercise of stock options before January 31 of the next year following exercise of stock options.  The Company is also required to send you a copy of non-withholding certificate for the income concerned before February 10.  However, it is your sole obligation to include the income in your personal income tax return and pay income tax accordingly even without receipt of the non-withholding certificate.
18. Material Tax Consequences for Contractors who are Tax Residents in the United Kingdom.
     The following is a summary of the material United Kingdom income tax consequences of participating in this Offer for those contractors subject to United Kingdom income tax. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.
     United Kingdom tax laws and authorities may be changed, perhaps retroactively, so as to result in United Kingdom income tax consequences different from those discussed below. The tax consequences of each contractor will depend on that contractor’s individual circumstances.
     If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the United Kingdom tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.
     Option Exchange. It is unlikely that you will be subject to any taxation issues as a result of the cancellation of your outstanding option in exchange for the right to receive a replacement option.
     Grant of Replacement Option. You will not be subject to tax when the replacement option is granted to you.
     Exercise of Replacement Option. You will be subject to income tax and employee national insurance contributions (“NICs”) when you exercise the replacement option. The taxable amount will be the difference between the fair market value of the shares on the date of exercise and the exercise price. Income Tax will be due at your normal tax rate.

     You are responsible for accounting to HMRC for the income tax and NICs due on exercise of the replacement option.
     Sale of Shares. When you sell the shares acquired at exercise of the replacement option, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares on the date of exercise. However, capital gains tax is only payable to the extent your total capital gain in the tax year exceeds your annual personal exemption (£9,600 for the tax year April 6, 2008 to April 5, 2009). The current applicable tax rate is 18%.
     Withholding and Reporting. You are responsible for reporting the exercise of the replacement option and for reporting and paying any tax resulting from the sale of shares.
19. Extension of Offer; Termination; Amendment.
     We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Schedule A has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open, and thereby delay the acceptance for exchange of any options, by giving oral or written notice of such extension to the option holders eligible to participate in the exchange or making a public announcement thereof.
     We also expressly reserve the right, in our discretion, before the expiration time, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange upon the occurrence of any of the conditions specified in Schedule A by giving oral or written notice of such termination, amendment or postponement to the option holders eligible to participate in the exchange and making a public announcement thereof. We will return the options elected for exchange promptly after termination or withdrawal of an offer to exchange.
     Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Schedule A has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer.
     Amendments to this Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 6:00 a.m. U.S. Pacific Time (3:00 p.m. Israeli Time) on the next U.S. business day after the last previously scheduled or announced expiration time. Any public announcement made pursuant to this Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement.
     If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish a notice or otherwise notify you of such action in writing after the date of such notice:
     (a) we increase or decrease the amount of consideration offered for the options;
     (b) we decrease the number of options eligible to be elected for exchange in this Offer; or
     (c) we increase the number of options eligible to be elected for exchange in this Offer by an amount that exceeds two percent of the ordinary shares issuable upon exercise of the options that are subject to this Offer immediately prior to the increase;
and if this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth U.S. business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 19 of this Offer Information Document, we will extend the Offer so that the Offer is open at least 20 U.S. business days following the publication, sending or giving of notice.

20. Fees and Expenses.
     We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections to exchange options pursuant to this Offer.
21. Additional Information.
     We recommend that, in addition to this Offer Information Document and the Election Form, you review the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:
     (a) Mellanox’s Annual Report on Form 10-K for the period ended December 31, 2008 (File No. 001-33299, filed with the SEC on March 12, 2009.
     (b) Mellanox’s Form S-8 (File No. 333-140581) (registering shares to be issued under the Global Plan), filed with the SEC on February 9, 2007.
     (c) Mellanox’s Form S-8 (File No. 333-152174) (registering additional shares to be issued under the Global Plan), filed with the SEC on July 8, 2008.
     (d) Mellanox’s Form S-8 (File No. 333-157931) (registering additional shares to be issued under the Global Plan), filed with the SEC on March 13, 2009.
     (e) Exhibit 10.10 to Mellanox’s Form S-1/A (File No. 333-137659) (presenting the Global Plan), filed with the SEC on November 14, 2006.
     (f) The Description of Authorized Share Capital included in Mellanox’s Registration Statement on Form S-1 filed with the SEC on September 28, 2006, including any amendments or reports we file or have filed for the purpose of updating that description.
     These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference room:
100 F Street NE
Room 1580
Washington, D.C. 20549
     You may obtain information on the operation of the public reference room by calling the SEC at (202) 551-8090.
     Our SEC filings are also available to the public on the SEC’s internet site at http://www.sec.gov.
     Our ordinary shares are quoted on The Nasdaq Global Select Market under the symbol “MLNX.”
     We will also provide, without charge, to each person to whom a copy of this Offer Information Document is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:
Mellanox Technologies, Inc.
Attention: Matthew Gloss, Vice President of Legal Affairs
350 Oakmead Parkway, Suite 100
Sunnyvale, California 94085
or via e-mail at TenderOffer@mellanox.com.
     As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer Information Document, you should rely on the statements made in the most recent document.
     The information contained in this Offer Information Document about Mellanox should be read together with the information contained in the documents to which we have referred you.

22. Miscellaneous.
     This Offer Information Document and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed in our most recently filed report on Form 10-K or Form 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
     The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.
     We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will elections to exchange options be accepted from or on behalf of, the option holders residing in such jurisdiction.
     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION CONCERNING EXCHANGE OF OPTIONS FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.
Mellanox Technologies, Ltd.
March 24, 2009

SCHEDULE A
CONDITIONS OF THIS OFFER
     Notwithstanding any other provision of this Offer, we will not be required to accept any options elected for exchange, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case subject to certain limitations, if at any time on or after March 24, 2009 and prior to the expiration of this Offer, currently scheduled to be 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), any of the following events has occurred, or in our discretion, has been determined by us to have occurred, regardless of the circumstances giving rise thereto:
     (a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the options elected for exchange pursuant to this Offer or the issuance of replacement options;
     (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:
     (i) make the acceptance for exchange of, or issuance of replacement options for, some or all of the options elected for exchange illegal or otherwise restrict or prohibit consummation of this Offer;
     (ii) delay or restrict our ability, or render us unable, to accept for exchange or issue replacement options for some or all of the options elected for exchange; or
     (iii) materially and adversely affect the business, condition (financial or otherwise), assets, income, operations, prospects or share ownership of Mellanox;
     (c) there shall have occurred:
     (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;
     (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;
     (iii) the commencement or escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or Israel;
     (iv) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States or Israel;
     (v) any decrease of greater than 50% of the market price of our ordinary shares or any change in the general political, market, economic or financial conditions in the United States, Israel or elsewhere that could have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of Mellanox or on the trading in our ordinary shares;
     (vi) in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof; or
     (vii) any decline in the Dow Jones Industrial Average, the Standard and Poor’s Index of 500 Companies, the Nasdaq-100 Index or the TA-100 Index by an amount in excess of 10% measured during any time period after the close of business on March 24, 2009;
     (d) there shall have occurred any change in generally accepted accounting standards which could or would require us for financial reporting purposes to record compensation expense against our earnings in connection with this Offer;
     (e) a tender or exchange offer with respect to some or all of our ordinary shares, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

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     (i) any person, entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding ordinary shares, or any new group shall have been formed that beneficially owns more than 5% of the outstanding ordinary shares, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before March 24, 2009;
     (ii) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before March 24, 2009 shall have acquired or proposed to acquire beneficial ownership of an additional 1% or more of the outstanding ordinary shares; or
     (iii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our assets or securities; or
     (f) any change or changes shall have occurred in our business, condition (financial or otherwise), assets, income, operations, prospects or share ownership that, in our judgment, is having or may have a material adverse effect on us.
     The conditions to this Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration time. We may waive them, in whole or in part, at any time and from time to time prior to the expiration time, in our discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Schedule A will be final and binding upon all persons.

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SCHEDULE B
INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
MELLANOX TECHNOLOGIES, LTD.
     The directors and executive officers of Mellanox and their positions and offices as of March 24, 2009 are set forth in the following table:

NAME	POSITIONS AND OFFICES HELD
Eyal Waldman	Director; President, Chief Executive Officer and Chairman of the Board of Directors
Rob S. Chandra	Director
Irwin Federman	Director
Amal M. Johnson	Director
Thomas J. Riordan	Director
Thomas Weatherford	Director
Michael Gray	Chief Financial Officer
Michael Kagan	Chief Technology Officer and Vice President Architecture
Roni Ashuri	Vice President of Engineering
Shai Cohen	Vice President of Operations
Marc Sultzbaugh	Vice President of Worldwide Sales
     Unless otherwise noted, the address of each director and executive officer is: c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085.

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